UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2024

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware		73-1564280
(State or other jurisdiction of incorporation or organization)	Commission File No.: 0-26823	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	ARLP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth in Item 2.03 and Item 8.01 below is incorporated by reference into this Item 1.01.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On June 12, 2024, in connection with consummation of the Notes Offering (as defined herein), Alliance Coal, LLC (“Alliance Coal”), a wholly-owned subsidiary of Alliance Resource Partners, L.P. (the “Partnership”),  entered into Amendment No. 1 (the “Amendment”) to its January 13, 2023 Credit Agreement (the “Credit Agreement”) with various financial institutions, including PNC Bank, National Association as administrative agent, for its $425.0 million revolving credit facility and $75.0 million term loan (the “Credit Facility”). The Amendment, among other things, modifies the Credit Agreement as follows:

●	The Amendment extends the maturity of the Credit Facility by one year to March 9, 2028. The maturity date would accelerate to January 30, 2025 if on such date Alliance Resource Operating Partners, L.P.’s (“AROP’s”) 7.500% senior unsecured notes due 2025 (the “2025 Senior Notes”) (and certain refinancings thereof if due before June 8, 2028) are still outstanding and Alliance Coal does not on January 30, 2025 have liquidity of at least $200.0 million. The 2025 Senior Notes have been called for redemption, to be redeemed from the proceeds of the Notes Offering.
●	The principal of the term loan will be paid in quarterly installments equal to 6.25% of its current outstanding balance of $56.3 million.
●	The addition of an incremental facility permitting Alliance Coal at a future date to increase the Credit Facility by up to an aggregate of $100.0 million, subject to lenders agreeing to participate in such incremental facility.
●	Alliance Coal and its subsidiaries that are guarantors under the Credit Agreement are permitted to guarantee up to $600.0 million of unsecured debt of the Partnership or AROP, including the Notes (as defined herein). As long as there is no continuing default under the Credit Agreement, Alliance Coal is permitted to pay cash distributions to AROP to fund interest payments on such unsecured debt of the Partnership and AROP.
●	Alliance Coal is restricted from the payment of other cash distributions if such payment would result in the debt of Alliance Coal to cash flow ratio (as determined in the Credit Agreement) being more than 1.0 to 1.0 or Alliance Coal having liquidity of less than $200.0 million. Alliance Coal may make investments and redeem certain junior debt as long as after giving effect to such investments and redemptions it satisfies the same ratio and liquidity tests as applies to such cash distributions. The previous restrictions on Alliance Coal’s ability to pay cash distributions, make investments and redeem junior debt that were tied to its fixed charge coverage ratio have been removed.
●	Revision of the definition of “Change of Control.”
●	The Amendment prohibits Alliance Coal from permitting a Specified Minerals Disposition (as defined herein) that would require the Issuers (as defined herein) of the Notes (or similar future unsecured debt) to offer to repurchase some or all of the Notes (or similar future unsecured debt), unless Alliance Coal obtains the written consent of the lenders holding a majority in interest by dollar amount of the commitments under the Credit Facility.

The foregoing description of the Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information included in Item 8.01 of this Current Report is incorporated by reference into this Item 2.03.

ITEM 8.01.	OTHER EVENTS.

Indenture

On June 12, 2024, in connection with the previously announced offering of $400.0 million in aggregate principal amount of senior unsecured notes due 2029 (the “Notes”) in a private placement to eligible purchasers (the “Notes

Offering”), AROP and Alliance Resource Finance Corporation, AROP’s wholly owned subsidiary (together with AROP, the “Issuers”), entered into an Indenture (the “Indenture”), among the Issuers, the Guarantors (as defined below) and Computershare Trust Company, N.A., as trustee (“Computershare”). The Notes are guaranteed (the “Guarantees”), jointly and severally, on a senior unsecured basis by the Partnership, certain of the Partnership’s wholly owned oil and gas and coal royalties subsidiaries and each of the Partnership’s subsidiaries that guarantee obligations under the Credit Agreement (collectively, the “Guarantors”).

On June 12, 2024, the Notes Offering was completed and the Notes were issued pursuant to the Indenture. The Notes will be resold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes will accrue interest from June 12, 2024 at the rate of 8.625% per year. Interest on the Notes will be payable semi-annually in arrears on each June 15 and December 15, commencing on December 15, 2024.

A portion of the net proceeds from the Notes Offering will be used to redeem the Issuers’ outstanding 2025 Senior Notes and the remainder for general corporate purposes.

The Indenture contains customary terms, events of default and covenants relating to, among other things, the incurrence of debt, the payment of distributions or similar restricted payments, undertaking transactions with affiliates and limitations on asset sales.

At any time prior to June 15, 2026, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 108.625% of the principal amount redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, with an amount of cash not greater than the net proceeds from one or more equity offerings. The Issuers may also redeem all or a part of the Notes at any time on or after June 15, 2026, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time prior to June 15, 2026, the Issuers may redeem the Notes at a redemption price equal to the principal amount of the Notes plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

In addition, if prior to June 15, 2026, a Specified Minerals Disposition (as defined in the Indenture and which involves oil and gas mineral interests) occurs, the Issuers will be required to make an offer to purchase up to 40% of the aggregate principal amount of Notes then outstanding at an offer price in cash in an amount equal to 108.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

The Notes and the Guarantees are the general unsecured obligations of the Issuers and the Guarantors and rank equally in right of payment with all of the Issuers’ and the Guarantors’ existing and future senior indebtedness and senior to all of the Issuers’ and the Guarantors’ future subordinated indebtedness, if any. The Notes and the Guarantees are effectively junior in right of payment to all of the Issuers’ and the Guarantors’ existing and future secured debt, to the extent of the value of the assets securing such debt, and are structurally junior to all indebtedness of any of the Partnership’s subsidiaries that do not guarantee the Notes.

The foregoing description of the Indenture is a summary only and is qualified by reference to the complete text of the Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
4.1

Indenture, dated as of June 12, 2024, by and among Alliance Resource Operating Partners, L.P. and Alliance Resource Finance Corporation, as issuers, Alliance Resource Partners, L.P., as parent, the subsidiary guarantors party thereto and Computershare Trust Company, N.A., as trustee.

4.2	Form of 8.625% Senior Note due 2029 (included in Exhibit 4.1).
10.1

Amendment No. 1, dated June 12, 2024, to the Credit Agreement, dated as of January 13, 2023, among Alliance Coal, LLC, as borrower, Alliance Resource Operating Partners, L.P., Alliance Resource Partners, L.P., UC Coal, LLC, UC Mining, LLC, UC Processing, LLC and MGP II, LLC as additional Alliance entities and the initial lenders, initial issuing banks and swingline bank named therein, PNC Bank, National Association as administrative agent and collateral agent and PNC Capital Markets LLC, BOKF, NA DBA Bank of Oklahoma, Fifth Third Bank, National Association, Old National Bank and Truist Securities, Inc. as joint lead arrangers and joint bookrunners and the other institutions named therein as documentation agents, arrangers and joint bookrunners and the other institutions named therein as documentation agents.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC,
its general partner

By:	/s/ Cary P. Marshall
Cary P. Marshall
Senior Vice President and Chief Financial Officer

Date: June 12, 2024

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